Exhibit 8.1

AMENDED LIST OF SIGNIFICANT SUBSIDIARIES OF GOLD FIELDS LIMITED

(AS OF DECEMBER 31, 2014)

GFL Mining Services Limited, incorporated in South Africa

Gold Fields Group Services Limited, incorporated in South Africa

Gold Fields Operations Limited, incorporated in South Africa

GFI Joint Venture Holdings (Pty) Limited, incorporated in South Africa

Gold Fields Orogen Holdings (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Holdings Company (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Holdings Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Limited, incorporated in Ghana

Abosso Goldfields Limited, incorporated in Ghana

Gold Fields Netherlands Coöperatief U.A., incorporated in the Netherlands

Gold Fields Netherlands Services BV, incorporated in the Netherlands

Gold Fields International Holdings BV, incorporated in the Netherlands

Gold Fields Australia (Pty) Limited, incorporated in Australia

Agnew Holding Company (Pty) Limited, incorporated in Australia

St. Ives Holding Company (Pty) Limited, incorporated in Australia

Darlot Holding Company (Pty) Limited, incorporated in Australia

GSM Holding Company (Pty) Limited, incorporated in Australia

St. Ives Gold Mining Company (Pty) Limited, incorporated in Australia

Agnew Gold Mining Company (Pty) Limited, incorporated in Australia

Darlot Mining Company (Pty) Limited, incorporated in Australia

GSM Mining Company (Pty) Limited, incorporated in Australia

Gold Fields Corona BVI Limited, incorporated in the British Virgin Islands

Gold Fields La Cima S.A., incorporated in Peru

Newshelf 899 (Pty) Limited, incorporated in South Africa

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